Exhibit 12.1

                      Boston Edison Company
        Computation of Ratio of Earnings to Fixed Charges
                  Year ended December 31, 2000
                         (in thousands)



Net income from continuing operations               $ 146,028

Income taxes                                           95,852

Fixed charges (including securitization
certificates)                                         129,311
   Total                                            $ 371,191
                                                      =======

Interest expense                                    $ 114,211
Interest component of rentals                          15,100

   Total                                             $129,311
                                                      =======
Ratio of earnings to fixed charges                       2.87
                                                          ===




                                                     Exhibit 12.2


                      Boston Edison Company
        Computation of Ratio of Earnings to Fixed Charges
            and Preferred Stock Dividend Requirements
                  Year ended December 31, 2000
                         (in thousands)




Net income from continuing operations               $ 146,028

Income taxes                                           95,852

Fixed     charges     (including    securitization    129,311
certificates)
   Total                                            $ 371,191
                                                      =======

Interest expense                                    $ 114,211
Interest component of rentals                          15,100

   Subtotal                                         $  129,31
                                                            1

Preferred stock dividend requirements                   9,872

   Total                                             $139,183
                                                      =======
Ratio of earnings to fixed charges and preferred         2.67
stock dividends requirements                              ===